Exhibit 99.1

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Berkshire Hathaway Energy

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Warren Buffett’s Berkshire Hathaway Energy Completes Acquisition of

Majority of Dominion Energy’s Gas Transmission and Storage Business

DES MOINES, Iowa – November 2, 2020 – Berkshire Hathaway Energy today announced it has completed the purchase of Dominion Energy’s natural gas transmission and storage business, exclusive of Questar Pipeline Group. The transaction consideration was $8 billion, including approximately $2.7 billion in cash (subject to certain adjustments) and the assumption of approximately $5.3 billion in debt. Today’s completed transaction also included the acquisition of 25% of Cove Point LNG - an LNG export, import and storage facility in Maryland that Berkshire Hathaway Energy will now operate. The transaction received antitrust clearance under the Hart-Scott-Rodino Act from the Federal Trade Commission in October 2020, and approval to transfer existing licenses from the Federal Communications Commission and Department of Energy earlier this year.

“We are pleased to welcome the natural gas transmission and storage business and its employees to Berkshire Hathaway Energy,” said Greg Abel, Berkshire Hathaway’s vice chairman, non-insurance operations, and Berkshire Hathaway Energy chairman. “With shared values and priorities, the business is a great fit within our organization and will play an important role in our long-term plan to deliver clean, low-cost and sustainable energy solutions to customers and communities.”

On July 5, 2020, Berkshire Hathaway Energy announced it had reached an agreement to acquire substantially all of Dominion Energy’s gas transmission and storage operating segment assets. On September 30, 2020, Dominion Energy announced a dual-phase closing for the transaction as a result of updated timing expectations for receipt of the antitrust clearance from the Federal Trade Commission related exclusively to the sale of Questar Pipeline Group. On October 5, 2020, the companies entered into a second agreement providing for Berkshire Hathaway Energy’s purchase of Questar Pipeline Group from Dominion Energy Questar Corporation. The second transaction is subject to regulatory approvals and is expected to close in early 2021.

About Berkshire Hathaway Energy

From our roots in renewable energy, Berkshire Hathaway Energy has grown to a $104.4 billion portfolio of locally managed businesses that share a vision of being the best energy company in serving our customers, while delivering sustainable energy solutions. These businesses deliver low-cost, safe and reliable service each day to more than 12 million electric and natural gas customers and end-users around the world. Our employees pride themselves in putting customers first in all they do, and as a result, our businesses consistently rank high among energy companies in customer satisfaction. Berkshire Hathaway Energy is headquartered in Des Moines, Iowa, U.S.A. Learn more at www.brkenergy.com.

Forward-looking Statements

This news release contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon Berkshire Hathaway Energy Company’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of Berkshire Hathaway Energy Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include the impact of natural disasters and weather effects on revenues and other operating uncertainties, uncertainties relating to economic, political and business conditions and uncertainties regarding the impact of laws and regulations, including laws and regulations related to environmental protection, changes in government policy and competition. The foregoing factors that could cause Berkshire Hathaway Energy Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exclusive and should be considered in connection with information regarding risks and uncertainties that may affect Berkshire Hathaway Energy Company’s future results included in Berkshire Hathaway Energy Company’s filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s website (www.sec.gov). Berkshire Hathaway Energy Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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